Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements combine the historical consolidated financial information of MAXIMUS, Inc. (the “Company”) and the consolidated financial statements of Acentia, LLC and its subsidiaries (collectively “Acentia”), acquired on April 1, 2015. The unaudited pro forma condensed combined financial information gives effect to the acquisition of Acentia as if the acquisition had been consummated at October 1, 2013 for the unaudited pro forma condensed combined statements of operations for the year ended September 30, 2014 and the three months ended December 31, 2014. These statements of operations also include the results of an acquisition made by Acentia in the period after October 1, 2013 as though it had been acquired on October 1, 2013. The unaudited pro forma condensed combined balance sheet at December 31, 2014 gives effect to the acquisition of Acentia as if the acquisition had been consummated on that date. The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting.

The Company’s historical financial information was derived from its audited consolidated financial statements for the year ended September 30, 2014 (as filed in its Annual Report on Form 10-K with the Securities and Exchange Commission on November 17, 2014) and the Company’s unaudited consolidated financial statements for the three months ended December 31, 2014 (as filed in its Quarterly Report on Form 10-Q with the Securities and Exchange Commission on February 6, 2015). The Company’s historical financial statements used in preparing the unaudited pro forma financial data are summarized and should be read in conjunction with its historical financial statements and risk factors, all of which are included in the filings with the Securities and Exchange Commission noted above.

Acentia’s full year financial information was derived from its audited financial statements for the year ended December 31, 2014. Acentia’s financial information for the three months ended December 31, 2014 was derived from unaudited financial statements for this period. Both periods also include the unaudited financial statements for an acquisition consummated by Acentia in October 2014.

The unaudited pro forma adjustments are based upon available information and upon certain assumptions that the Company believes are reasonable, as described in the accompanying notes. The Company is providing the unaudited pro forma condensed combined information for illustrative purposes only. The companies may have performed differently had they been combined during the periods presented. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies actually been combined during the periods presented or the future results that the combined companies will experience. The unaudited pro forma condensed combined statements of operations do not give effect to any cost savings or operating synergies that may result from the acquisition or the costs to achieve such cost savings or operating synergies.

The Company is still in the process of completing assessments of the fair value of the assets and liabilities acquired. Changes to these estimated fair values may occur. In addition, the purchase price is estimated based upon the working capital acquired. In the pro forma condensed combined balance sheet, the Company has estimated a purchase price based upon the working capital at December 31, 2014. Working capital balances differed on the actual date of the acquisition.

MAXIMUS, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

YEAR ENDED SEPTEMBER 30, 2014

(In thousands, except per share data)

	The Company	Acentia [3a]	Acentia Acquisition [3b]	Pro Forma Adjustments	Pro Forma Combined
Revenue	$1,700,912	$193,215	$18,337	$(41)[3c]	$1,912,423
Cost of revenue	1,248,789	124,346	12,109	21,903 [3d]	1,407,147
Gross profit	452,123	68,869	6,228	(21,944)	505,276
Selling, general and administrative expenses	220,925	48,783	3,245	(21,903)[3d]	249,777
				(122)[3e]
				(1,151)[3f]
Amortization of intangible assets	5,890	16,891	—	(16,891)[3g]	10,883
				4,993 [3h]
Operating income	225,308	3,195	2,983	13,130	244,616
Interest and other income, net	2,061	(13,725)	(29)	14,401 [3i]	(537)
				(3,245)[3j]
Income/(loss) before income taxes	227,369	(10,530)	2,954	24,286	244,079
Provision for income taxes	81,973	317	26	6,174 [3k]	88,490
Net income/(loss)	145,396	(10,847)	2,928	18,112	155,589
Loss attributable to noncontrolling interests	44	—	—	—	44
Net income attributable to MAXIMUS	$145,440	$(10,847)	$2,928	$18,112	$155,633

Basic earnings per share attributable to MAXIMUS	$2.15				$2.30	[3l]
Diluted earnings per share attributable to MAXIMUS	$2.11				$2.25	[3l]

Weighted average shares outstanding
Basic	67,680				67,680
Diluted	69,087				69,087

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

MAXIMUS, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

THREE MONTHS ENDED DECEMBER 31, 2014

(In thousands, except per share data)

	The Company	Acentia [3a]	Acentia acquisitions [3b]	Pro Forma Adjustments	Pro Forma Combined
Revenue	$467,043	$50,790	$1,159	$(10)[3c]	$518,982
Cost of revenue	347,776	32,380	736	6,469 [3d]	387,361
Gross profit	119,267	18,410	423	(6,479)	131,621
Selling, general and administrative expenses	52,562	12,515	202	(6,469)[3d]	57,665
				(31)[3e]
				(1,114)[3f]
Amortization of intangible assets	1,474	4,543	—	(4,543)[3g]	2,722
				1,248 [3h]
Operating income	65,231	1,352	221	4,430	71,234
Interest and other income, net	901	(3,567)	(2)	3,843 [3i]	364
				(811)[3j]
Income/loss before income taxes	66,132	(2,215)	219	7,462	71,598
Provision for income taxes	23,782	171	—	1,961 [3k]	25,914
Net income/(loss)	42,350	(2,386)	219	5,501	45,684
Income attributable to noncontrolling interests	(489)	—	—	—	(489)
Net income attributable to MAXIMUS	$41,861	$(2,386)	$219	$5,501	$45,195

Basic earnings per share attributable to MAXIMUS	$0.63				$0.69	[3l]
Diluted earnings per share attributable to MAXIMUS	$0.63				$0.68	[3l]

Weighted average shares outstanding
Basic	65,935				65,935
Diluted	66,898				66,898

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

MAXIMUS, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

DECEMBER 31, 2014

(In thousands)

	The Company	Acentia	Pro Forma Adjustments	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$149,196	$2,955	$225,000 [4a]	$82,856
			(1,444)[4b]
			(292,118)[4c]
			(733)[4d]
Accounts receivable — billed and billable	265,383	12,523	14,936 [4e]	292,842
Accounts receivable — unbilled	30,862	18,339	(14,936)[4e]	34,265
Deferred income taxes	25,152	908	(600)[4f]	25,460
Prepaid expenses and other current assets	52,877	2,850	1,230 [4g]	56,957
Total current assets	523,470	37,575	(68,665)	492,380
Property and equipment, net	83,355	1,806	—	85,161
Capitalized software, net	37,665	—	—	37,665
Goodwill	166,470	155,835	58,604 [4h]	380,909
Intangible assets, net	36,630	54,286	15,614 [4i]	106,530
Deferred contract costs, net	15,390	—	—	15,390
Deferred compensation plan assets	20,657	—	—	20,657
Other assets, net	8,615	2,569	1,444 [4b]	10,162
			(2,466)[4j]
Total assets	$892,252	$252,071	$4,531	$1,148,854
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$113,671	$20,690	$(5,227)[4e]	$130,016
			(121)[4k]
			971 [4l]
			532 [4m]
			(500)[4n]
Accrued compensation and benefits	57,025	8,246	1,688 [4o]	66,959
Deferred revenue	56,106	332	—	56,438
Income taxes payable	19,449	1,551	(1,055)[4f]	19,945
Long-term debt	151	14,347	(14,347)[4n]	151
Other liabilities	7,551	—	5,227 [4e]	12,778
Total current liabilities	253,953	45,166	(12,832)	286,287
Deferred revenue, less current portion	33,894	40	—	33,934
Deferred income taxes	17,653	7,231	(7,231)[4f]	17,653
Deferred compensation plan liabilities, less current portion	21,444	—	—	21,444
Long-term debt, less current portion	980	103,219	225,000 [4a]	225,980
			(103,219)[4n]
Other liabilities	5,887	16,149	(65)[4k]	5,887
			(16,084)[4n]
Total liabilities	333,811	171,805	85,569	591,185
Total equity	558,441	80,266	(733)[4d]	557,669
			493 [4f]
			(532)[4m]
			(80,266)[4p]
Total liabilities and equity	$892,252	$252,071	$4,531	$1,148,854

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

1.              Description of the transaction and basis of presentation

On April 1, 2015 (the “Acquisition Date”), the Company acquired Acentia, LLC and its subsidiaries (collectively “Acentia”), pursuant to an Equity Purchase Agreement dated March 6, 2015 (the “Acquisition”). The cash purchase price is estimated to be $294.0 million but is subject to certain adjustments including a final assessment of Acentia’s closing date working capital.

On March 6, 2015, the Company entered into an amendment to its unsecured five-year revolving credit agreement. This amendment, amongst other things, increased the size of the borrowing commitment from $100 million to $400 million. The Company borrowed $225 million from this credit facility to fund the Acquisition.

The unaudited pro forma condensed combined financial statements have been prepared based upon the Company’s historical financial information, the historical financial information of Acentia and the historical financial information of an acquisition made by Acentia, giving effect to the acquisition and related adjustments described in these notes. Certain note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted as permitted by SEC rules and regulations.

These unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations that would have been achieved had the acquisitions actually taken place at the dates indicated and do not purport to be indicative of future financial position or operating results.

2.     Purchase accounting

The acquisition of Acentia is being accounted for as a business combination using the acquisition method of accounting, whereby the assets acquired and liabilities assumed are recognized based upon their estimated fair values at the acquisition date.

The fair values of the assets and liabilities in the unaudited pro forma condensed combined financial statements are based upon a preliminary assessment of fair value and may change when the final valuation of intangible assets, working capital and tax-related matters are finalized.

The preliminary purchase price for Acentia was based upon a base target of $300 million, to be adjusted for the working capital balance at acquisition. At December 31, 2014, total consideration and the preliminary allocation of fair value to the related assets and liabilities would have been as follows:

Dollars in thousands
Estimated purchase price, net of cash acquired	$289,163

Accounts receivable	$30,862
Property and equipment	1,806
Other assets	3,502
Intangible assets — customer relationships	69,900
Accounts payable and other liabilities	(30,974)
Deferred revenue	(372)
Net identifiable assets acquired	74,724
Goodwill	214,439

Net assets acquired	$289,163

The intangible assets represent customer relationships acquired with Acentia. These are expected to be amortized over 14 years on a straight-line basis.

3.              Pro forma Condensed Combined Statements of Operations adjustments and assumptions

a.              The results of Acentia for the year are based upon their audited December 31, 2014 financial statements. The results of Acentia for the three month period are based upon financial statements prepared by Acentia.

b.              On October 17, 2014, Acentia acquired Optimos, Inc. The results of this business subsequent to this date are included in the results for Acentia. The results of this business prior to its acquisition are included in the column headed “Acentia Acquisition.” This information was provided by Optimos, Inc.

c.               This adjustment reflects a fair value adjustment to Acentia’s deferred revenue at acquisition, which would result in lower future revenues.

d.              The adjustment conforms Acentia’s income statement presentation with that of MAXIMUS, classifying certain client-facing labor and rent costs as direct costs.

e.               This adjustment eliminates the stock-based compensation cost related to Acentia’s Class B Units, which were terminated upon acquisition.

f.                This adjustment eliminates acquisition expenses for both the Company and Acentia as this presentation assumes such costs were incurred prior to the acquisition.

g.               This adjustment eliminates Acentia’s historical amortization expense for its intangible assets.

h.              This adjustment reflects the estimated intangible asset amortization expense for acquired intangible assets.

i.                  This adjustment eliminates Acentia’s historical interest expense due to the repayment of Acentia’s debt as a result of the acquisition.

j.                 This adjustment reflects the assumed interest expense associated with the borrowings on the revolving credit facility of $225 million, as well as the additional fees and deferred financing costs related to the amendment to the Company’s existing credit facility. On the Acquisition Date, the Company borrowed at a floating rate of one-month LIBOR plus 1% but, in order to reduce exposure to interest rate volatility, entered into a transaction to convert some of the debt into a fixed-rate instrument. Interest expense has been assumed based upon a fixed rate of 1.45% for $80 million and a historical one-month LIBOR plus 1% for the balance, consistent with the terms obtained by MAXIMUS in April 2015.

k.              This adjustment reflects the transition of Acentia from a Limited Liability Corporation, whose tax obligations are passed to its owners, to a member of the MAXIMUS consolidated tax group. This adjustment also reflects the tax effects of the pro forma adjustments outlined above. Following the Acquisition, Acentia will accrue taxes based upon corporate tax rates at U.S. Federal, state and local level.

l.                  The earnings per share calculations have been adjusted to reflect the pro forma transactions outlined above.

4.              Pro forma Condensed Combined Balance Sheet adjustments and assumptions

a.              This adjustment reflects cash borrowings of $225 million on the revolving credit facility required to complete the acquisition.

b.              This adjustment reflects financing fees incurred in amending the Company’s revolving credit facility.

c.               Based upon the working capital at December 31, 2014, the acquisition price for Acentia using this pro forma balance sheet would have been $289.2 million. The Company would have paid $292.1 million, offset by $3.0 million of cash held by Acentia.

d.              This adjustment reflects transaction costs incurred by the Company. These payments were incurred and paid prior to the Acquisition Date.

e.               This adjustments reflects classification differences between MAXIMUS and Acentia’s financial reporting.

f.                This adjustment reflects the adjustments to current and deferred tax assets and liabilities resulting from the pro forma adjustments to intangible assets, deferred financing costs and acquisition-related expenses.

g.               This adjustment reflects certain liabilities payable by Acentia that have been held in escrow on our behalf by the sellers.

h.              This adjustment reflects the elimination of Acentia’s historical goodwill of $155.8 million and recording goodwill of $214.4 million resulting from the Acquisition, representing the difference between the preliminary estimate of the fair value of the identifiable assets acquired and liabilities assumed and the total estimated purchase price.

i.                  This adjustment reflects the elimination of Acentia’s historical intangible assets of $54.3 million and recording the preliminary estimate of the fair value of intangible assets acquired of $69.9 million.

j.                 This adjustment reflects the write-off of Acentia’s historical deferred financing costs and other assets in connection with the termination of their loan agreement.

k.              This adjustment reflects changes to Acentia’s operating lease liability. The benefit or deficit from past rent payments has been eliminated at acquisition.

l.                  This adjustment reflects transaction costs incurred by Acentia. These payments were incurred but not paid prior to the Acquisition Date.

m.          This adjustment reflects transaction costs incurred by the Company. These payments were incurred but not paid prior to the Acquisition Date.

n.              This adjustment reflects the repayment of Acentia’s existing debt, including accrued interest and redeemable preferred units.

o.              This adjustment reflects severance costs in Acentia arising directly from the acquisition.

p.              This adjustment reflects the elimination of Acentia’s historical net equity of $80.2 million as a result of the acquisition.